                                  EXHIBIT 2.2

                     AMENDMENT TO ASSET PURCHASE AGREEMENT


          This Amendment to Asset Purchase Agreement is entered into by and among HealthCentral.com, HCC Subsidiary Corp., DrugEmporium.com, Inc., and Drug Emporium, Inc. as of this 11th day of September, 2000. Capitalized terms used herein shall have the meaning given those terms in the Asset Purchase Agreement.

                              W I T N E S S E T H:

          WHEREAS, the parties entered into an Asset Purchase Agreement, dated as of July 24, 2000 (the "Agreement"), and now desire to amend the Agreement in certain respects;

          NOW THEREFORE, the parties agree as follows:

          1.   Additional Escrow. In addition to the escrow provided for in
               -----------------
Section 2.06 of the Agreement, on the Closing Date, 87,000 shares of HCC Series A Preferred Stock to be delivered to Seller on the Closing Date shall be held back and deposited into a 365-day escrow account with U.S. Bank Trust National Association, as Escrow Agent, to secure the obtaining of the contract re-enrollments or consents to assignment covered by this Amendment to Asset Purchase Agreement and to be administered pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit A.
                                         ---------

          2.   Allocation of Escrow Shares. The number of shares of HCC Series A
               ---------------------------
Preferred Stock to be held in the escrow provided for by this Amendment shall be allocated among the contracts as to which re-enrollments or consents to assignment have not been obtained as follows:

                            Contract                                         Number of Shares
                            --------                                         ----------------
    Provider Participation Agreement by and between Express                       10,000
    Scripts, Inc, and Drug Emporium, Inc., dated January 31, 1992.

    Independent Health Corporation Network Pharmacy Agreement by                   3,000
    and between Independent Health Corporation and Drug Emporium,
    Inc., dated February 5, 1999.

    Provider and Member Pharmacy Agreement by and between PCS                      5,000
    Health Systems, Inc. and Drug Emporium, Inc.

    Participating Pharmacy Agreement by and between Diversified                    8,000
    Pharmaceutical Services, Inc., and Drug Emporium, Inc., dated
    June 3, 1993.

    Participating Pharmacy Agreement by and between Caremark, Inc.,                5,000
    and Drug Emporium.com, Inc., dated April 24, 2000.

    Participating Pharmacy Agreement by and between the Finger                     5,000
    Lakes Health Insurance Company, Inc., and Finger Lakes Medical
    Insurance Company, Inc., and Drug Emporium, Inc., dated
    September 1, 1997.

    ValueRx Open Network Affiliation Agreement by and between                      2,000
    ValueRx Pharmacy Program, Inc., and Drug Emporium, Inc., dated
    December 21, 1994.

    QualChoice Health Plan.                                                        3,333

    Community Health Group.                                                        3,333

    Empire Blue Cross and Blue Shield.                                             3,334

    Provider Pharmacy Agreement with by and between RESTAT, a                      1,000
    division of the F. Dohmen Co., and DrugEmporium.com, Inc.

    Merchant Agreement by and between Linkshare Corporation and                   36,000
    DrugEmporium.com, Inc.

    Network Services Agreement by and between ProxyMed, Inc. and                   2,000
    Drug Emporium, Inc.


As Seller obtains the re-enrollment or consent to assignment for each of the above contracts, the number of shares allocated to such contract shall be delivered to Seller, provided that if the re-enrollment or consent for any such contract is not received within 365 days of the Closing Date, the shares allocated to that contract shall be forfeited and shall be returned to Purchaser for cancellation.

          3.   Enrollments. Pursuant to Section 7.01 of the Agreement, the
               ------------
Purchaser hereby waives the Seller's obligation under Sections 3.03(j), 7.01(b) and 7.01(g) to secure by the Closing re-enrollment of the following Contracts listed on Schedule 5.06, on the condition that such re-enrollments shall be obtained in accordance with the Escrow Agreement attached as Exhibit A. Contract
                                                             ---------
numbers below correspond to the number of such contract on Schedule 5.06.

          42.  PCS Health Systems, Inc. Provider Agreement with Drug Emporium,
               Inc.

          43. Member Pharmacy Agreement by and between PCS Health Systems, Inc. and Drug Emporium, Inc.

          45. Provider Participation Agreement by and between Express Scripts, Inc, and Drug Emporium, Inc., dated January 31, 1992.

          47. Independent Health Corporation Network Pharmacy Agreement by and between Independent Health Corporation and Drug Emporium, Inc., dated February 5, 1999.

          48.  Amendment to Independent Health Association, Inc.,
               Participating Pharmacy Agreement by and between Independent Health Association, Inc., and Drug Emporium, Inc., dated February 5, 1999.

          50. Participating Pharmacy Agreement by and between Diversified Pharmaceutical Services, Inc., and Drug Emporium, Inc., dated June 3, 1993.

          52. Participating Pharmacy Agreement by and between Caremark, Inc., and Drug Emporium.com, Inc., dated April 24, 2000.

          54. Participating Pharmacy Agreement by and between the Finger Lakes Health Insurance Company, Inc., and Finger Lakes Medical Insurance Company, Inc., and Drug Emporium, Inc., dated September 1, 1997.

          55. ValueRx Open Network Affiliation Agreement by and between ValueRx Pharmacy Program, Inc., and Drug Emporium, Inc., dated December 21, 1994.

          58. Provider Pharmacy Agreement by and between RESTAT, a division of the F. Dohmen Co., and DrugEmporium.com, Inc.

          60.  QualChoice Health Plan.

          61.  Community Health Group.

          62.  Empire Blue Cross and Blue Shield.

          4.   Consents. Pursuant to Section 7.01 of the Agreement, the
               --------
     Purchaser hereby waives the Seller's obligation under Sections 3.03(j), 7.01(b) and 7.01(g) to deliver by the Closing consent for the following Contract listed on Schedule 5.06, provided that such consent shall be obtained in accordance with the Escrow Agreement attached as Exhibit A.
                                                                  ---------
     Contract numbers below correspond to the number of such contract on
     Schedule 5.06.

          20. Network Services Agreement by and between ProxyMed, Inc. and Drug Emporium, Inc.

          35. Merchant Agreement by and between Linkshare Corporation and DrugEmporium.com, Inc.

          5.   Waiver of Consents. Pursuant to Section 7.01 of the Agreement,
               ------------------
     the Purchaser hereby waives the Seller's obligation under Sections 3.03(j), 7.01(b) and 7.01(g) to deliver by the Closing consents for the following Contracts listed on Schedule 5.06. Contract numbers below correspond to the number of such contract on Schedule 5.06.

          3. Norstar Product Purchase and Maintenance Agreement by and between Ameritech and DrugEmporium.com, Inc.

          4. License and Distribution Agreement by and between Drug Emporium, Inc. and CollegeClub.com, dated June 30, 1999.

          5. Sales Agreement by and between eBiosafe.com and Drug Emporium, Inc., dated August 12, 1999.

          17. HMO and PPO Pharmacy Network Agreement by and between R/X Pharmacy Solutions, Inc and Drug Emporium, Inc., effective July 1, 1999.

          25. Application for Kentucky Jobs Development Act Tax Credit Program by Drug Emporium Inc.

          26. Memorandum of Agreement regarding Service and Technology Agreement dated August 26, 1999.

          27. Services and Technology Agreement by and between Kentucky Economic Development Finance Authority.

          33. Marketing and Promotional Agreement Addendum by and between American Express and DrugEmporium.com dated February 17, 2000.

          40. License Agreement by and between TrustE and DrugEmporium.com dated February 14, 2000

          44. TDI Pharmacy Services Agreement by and between TDI Managed Care and Drug Emporium, Inc.

          46. Blue Cross and Blue Shield of Michigan Traditional Pharmacy Participation Agreement by and between Blue Cross and Blue Shield of Michigan and Drug Emporium, Inc., dated November 22, 1995.

          49. Blue Cross of California Preferred Pharmacy Provider Agreement by and between Blue Cross of California and Drug Emporium, Inc.

          51. Participating Pharmacy Agreement by and between Caremark, Inc. and Drug Emporium, Inc.

          53. Network Membership Agreement by and between Orange Pharmacy Equitable Network and Drug Emporium, Inc.

          56. Provider Agreement by and between Wisconsin Physicians Service Insurance Corp. and DrugEmporium.com, Inc.

          63. Medi-Cal Provider Agreement by and between EDS Federal Corporation and Drug Emporium, Inc.


          6.   Nondisturbance Agreements. Pursuant to Section 7.01 of the Asset
               -------------------------
     Purchase Agreement, the Purchaser hereby waives the condition under Section 7.01(l) that each of the lienholders and/or ground lessors having an interest in the property located at 7642 National Turnpike, Louisville, Kentucky, shall have entered into Nondisturbance Agreements with the Purchaser.

          7.   Environmental Study. Pursuant to Section 7.01 of the Agreement,
               -------------------
     the Purchaser hereby waives the condition under Section 7.01(c) that a reasonably satisfactory Phase I environmental study be completed.

          8.   Named Insured. Pursuant to Section 7.01 of the Agreement the
               -------------
     Purchaser hereby waives the requirement under Section 7.01(d) that it be named as the insured on the condition that it is named as an additional insured.

          9.   Reimbursement of Expenses. Seller and Shareholder agree to
               -------------------------
     indemnify HCC and Purchaser with respect to, and promptly reimburse HCC and Purchaser for, any and all reasonable expenses incurred by HCC and Purchaser to comply with the Decision and Order dated September 2, 2000 in the Arbitration proceeding between DrugEmporium.com, Inc., Drug Emporium, Inc. and the named franchisees and any subsequent orders relating thereto.

          10.  No Other Changes. Except as otherwise provided herein, the
               ----------------
     Agreement shall remain unchanged.

                    [Rest of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                                            HEALTHCENTRAL.COM



                                            By: /s/ C. Fred Toney
                                               ------------------
                                               Name: C. Fred Toney
                                               Title: Executive Vice President
                                               and Chief Financial Officer

                                            HCC SUBSIDIARY CORP.



                                            By: /s/ C. Fred Toney
                                               ------------------
                                               Name: C. Fred Toney
                                               Title: President

                                            DRUGEMPORIUM.COM, INC.



                                            By: /s/ David L. Kriegel
                                               ---------------------
                                               Name: David L. Kriegel
                                               Title: Chief Executive Officer

                                            DRUG EMPORIUM, INC.



                                            By: /s/ David L. Kriegel
                                               ---------------------
                                               Name: David L. Kriegel
                                               Title: Chief Executive Officer